Exhibit 99.2

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

	2010	2009
ASSETS
CURRENT ASSETS
Cash	$592,643	$721,222
Accounts receivable, less allowance of $76,882 and $65,322, respectively	36,058,097	25,226,595
Inventories	30,579,507	30,656,941
Other current assets	2,967,355	4,036,872
Income taxes receivable	—	—

Total current assets	70,197,602	60,641,630
PROPERTY, PLANT AND EQUIPMENT
Land	2,026,000	2,026,000
Buildings and leasehold improvements	39,217,237	38,694,936
Machinery and equipment	276,691,049	268,479,331
Office furniture and fixtures	5,329,092	5,133,999
Deposits and construction in progress	—	1,231,021

Total property, plant and equipment	323,263,378	315,565,287
Less accumulated depreciation	(170,826,950)	(162,423,156)

Property, plant and equipment, net	152,436,428	153,142,131
OTHER ASSETS
Deferred financing costs, net of accumulated amortization of $2,582,661 and $2,377,725, respectively	555,858	760,794
Goodwill	19,442,011	19,442,011

Total other assets	19,997,869	20,202,805

TOTAL ASSETS	$242,631,899	$233,986,566

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$37,029,580	$37,573,996
Current maturities of long-term debt	8,692,580	8,692,580
Accrued liabilities
Salaries and wages	4,125,553	5,470,179
Vacation pay	3,330,171	3,082,773
Fringe benefits	1,897,245	1,945,120
Real estate taxes	1,118,676	724,167
Profit sharing	1,056,315	2,295,895
Interest	114,962	257,936
Tax distributions	1,000,000	2,111,661
Other	1,034,092	2,551,311

Total current liabilities	59,399,174	64,705,618
LONG-TERM DEBT	184,904,927	162,018,339
DEFERRED INCOME TAXES	3,319,121	3,319,121

Total liabilities	247,623,222	230,043,078
SHAREHOLDERS’ EQUITY
Common stock	2	2
Additional paid-in capital	144,198	144,198
Retained earnings	(18,248,801)	(18,111,248)
Non-controlling interests	13,113,278	21,910,536

Total shareholders’ equity	(4,991,323)	3,943,488

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$242,631,899	$233,986,566

The accompanying notes are an integral part of these statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

SIX-MONTH PERIODS ENDED JUNE 30,

(Unaudited)

	2010	2009
Net sales	$190,851,618	$174,861,935
Cost of goods sold	162,184,670	137,465,407

Gross profit	28,666,948	37,396,528
Selling and administrative expenses	6,239,457	5,987,704

Operating income	22,427,491	31,408,824
Other expense (income)
Interest expense, net of interest income	1,300,714	1,925,118
Gain on disposal of fixed assets	(30,000)	—
Other	404,733	337,570

Income before taxes	20,752,044	29,146,136
Income tax provision	1,161,771	1,645,248

Net income	19,590,273	27,500,888
Less income attributable to non-controlling interests	(19,377,826)	(27,189,235)

NET INCOME ATTRIBUTABLE TO PARENT	$212,447	$311,653

The accompanying notes are an integral part of these statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

SIX-MONTH PERIODS ENDED JUNE 30, 2010 AND 2009

(Unaudited)

	Common Stock
	Class A voting, $0.01 par value, 20 shares authorized			Class B non-voting, $0.04 par value, 980 shares authorized
	Number of shares issued	Number of shares outstanding	Amount	Number of shares issued	Number of shares outstanding	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interest	Total shareholders’ equity	Comprehensive income
Balance, January 1, 2009	4	4	$—	196	196	$2	$144,198	$(8,839)	$(17,075,842)	$—	$(16,940,481)	$—
Net income	—	—	—	—	—	—	—	—	311,653	27,189,235	27,500,888	27,500,888
Distributions	—	—	—	—	—	—	—	—	(1,600,000)	(23,137,908)	(24,737,908)	—
Comprehensive income	—	—	—	—	—	—	—	8,839	—	—	8,839	8,839

Balance, June 30, 2009	4	4	$—	196	196	$2	$144,198	$—	$(18,364,189)	$4,051,327	$(14,168,662)	$27,509,727

Balance, January 1, 2010	4	4	—	196	196	$2	$144,198	$—	$(18,111,248)	$21,910,536	$3,943,488	$—
Net income	—	—	—	—	—	—	—	—	212,447	19,377,826	19,590,273	19,590,273
Distributions	—	—	—	—	—	—	—	—	(350,000)	(28,175,084)	(28,525,084)	—

Balance, June 30, 2010	4	4	$—	196	196	$2	$144,198	$—	$(18,248,801)	$13,113,278	$(4,991,323)	$19,590,273

The accompanying notes are an integral part of this statement.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX-MONTH PERIODS ENDED JUNE 30,

(Unaudited)

	2010	2009
Cash flows from operating activities
Net income	$19,590,273	$27,500,888
Adjustments to reconcile net income attributable to parent to net cash provided by operating activities
Depreciation	9,297,916	8,287,542
Amortization	204,936	204,930
Deferred income taxes	—	—
Gain on disposal of fixed assets	(30,000)	—
Loss on sale of marketable securities	(3,916)	(2,647)
Changes in components of working capital
(Increase) decrease in receivables	(10,831,502)	976,579
Decrease (increase) in inventory	77,434	(2,628,321)
Decrease in other current assets	350,396	(453,684)
Decrease in accounts payable	(544,416)	(6,611,289)
Decrease in accrued liabilities	(3,622,458)	782,533

Net cash provided by operating activities	14,488,663	28,056,531
Cash flows from investing activities
Purchases of marketable securities	—	(829,281)
Proceeds from sale of marketable securities	—	2,117,889
Proceeds from sale of fixed assets	30,000	—
Capital expenditures	(7,873,092)	(5,336,292)

Net cash used for investing activities	(7,843,092)	(4,047,684)
Cash flows from financing activities
Borrowing on revolver	114,886,088	84,732,704
Payments on revolver	(91,999,500)	(68,738,500)
Repayment of term debt	—	(13,074,203)
Distributions to shareholder and non-controlling interests	(29,660,738)	(26,940,953)

Net cash used for financing activities	(6,774,150)	(24,020,952)

Decrease in cash	(128,579)	(12,105)
Cash, beginning of period	721,222	1,220,772

Cash, end of period	$592,643	$1,208,667

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$1,443,689	$1,945,256
Income taxes	1,517,191	1,261,847

The accompanying notes are an integral part of these statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Liquid Container Inc. (“LCI”), Liquid Container Limited Partnership (“LCLP”) and its direct and indirect subsidiaries, Plaxicon Holding Corporation, a Delaware corporation, its wholly-owned subsidiary, Plaxicon LLC, a California limited liability company (formerly Plaxicon, Inc., a California S Corporation), and Plaxicon Company, a California general partnership (all referred to herein as “Plaxicon”), collectively referred to as the “Company.” Significant intercompany accounts and transactions have been eliminated.

General

In the opinion of the management of the Company, all adjustments (consisting only of usual recurring adjustments considered necessary for a fair presentation) are reflected in the condensed consolidated financial statements (unaudited). The condensed consolidated balance sheet (unaudited) as of December 31, 2009, is derived from audited financial statements. The condensed consolidated financial statements (unaudited) and notes included in this report should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2009. The results of operations for the six-month period ended June 30, 2010, are not necessarily indicative of the results to be expected for the full year ending December 31, 2010.

Nature of Operations

LCI, a Delaware S Corporation, was formed on November 1, 1990, for the purpose of acting as managing general partner of LCLP. As managing general partner, LCI exclusively manages the properties, business and affairs of the LCLP, including, but not limited to, all decisions relating to the management and control of the conduct of its business, decisions relating to acquisitions of additional businesses, distributions to the non-controlling partners, opening of bank accounts, refinancing of LCLP obligations, encumbering of LCLP property and selection of attorneys, accountants, appraisers and agents. LCI owns approximately 1.1% of the outstanding partnership units of the LCLP.

The Company designs, manufactures and sells high-density polyethylene, polyethylene terephthalate and polypropylene plastic containers primarily to the food, household chemical and automotive after-market industries throughout the United States. The Company has a long-term supply contract with one customer covering multiple products for multiple brands for five or more years that accounts for approximately 28% and 30% of its sales for the six month periods ended June 30, 2010 and 2009, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates are used in accounting for, among other items, sales rebates to customers, allowance for doubtful accounts, self-insurance liabilities, impairment of long-lived assets, litigation, claims and contingencies and income taxes.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

Marketable Investment Transactions

LCI has evaluated its investment portfolio and classified all investment securities as available-for sale. Investments determined to be available-for sale are measured at fair value, with unrealized gains and losses, net of deferred income taxes, reported as a component of accumulated other comprehensive income (loss). Gains and losses on the sale of such securities are determined using the specific identification method.

Non-controlling Interests

In accordance with Financial Accounting Standards Board (“FASB”) issued guidance regarding non-controlling equity interests, the Company has displayed both the controlling interest and the non-controlling interests as part of the equity of a single economic entity: the consolidated reporting entity. The reporting requirements are intended to clearly identify and differentiate the interests of the parent and the interests of the non-controlling owners. The non-controlling interests of LCLP include its non-managing general partners and limited partners, some of whom are related entities to the managing general partner. Had the Company continued to account for income under the previously existing accounting standards, net income attributable to the controlling interests for the six months ended June 30, 2009 would have been $18,436,281.

Revenue Recognition

Sales are recorded when all of the following have occurred: an agreement of a sale exists, product delivery and acceptance has occurred or services have been rendered, pricing is fixed or determinable and collection is reasonably assured. Management is required to make judgments about whether pricing is fixed or determinable and whether or not collectibility is reasonably assured.

The Company records accruals for sales rebates to certain customers at the time of shipment based upon historical experience. Management periodically reviews actual rebate experience in relation to historical experience and makes any necessary adjustments to the accrual. Changes in allowances may be required if future rebates differ from historical experience.

Accounts Receivable

Credit is extended based on the evaluation of a customer’s financial condition. Collateral is generally not required. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s ability to pay its obligation to the Company and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Changes in the Company’s allowance for doubtful accounts are as follows:

	June 30, 2010	December 31, 2009
Beginning balance	$65,322	$300,000
Write-offs, net of recoveries	11,560	49,196
Provision for bad debts	—	(283,874)

Ending balance	$76,882	$65,322

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

Inventories

The Company’s inventories, which consist of raw materials and finished goods, are stated at the lower of cost or market using a method that approximates the first-in, first-out method for materials and the average cost method for labor and overhead components. Provisions for potentially obsolete or slow-moving inventory are made based on management’s analysis of inventory levels, historical usage and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets as follows:

Asset description	Years
Buildings	30-33
Machinery and equipment	3-15
Office furniture and fixtures	3-10

Amortization of leasehold improvements is provided using the straight-line method based upon the expected useful lives of the improvements or the term of the lease, whichever is shorter. Maintenance and repairs are charged to expense.

Deferred Financing Costs

All costs and fees related to the Senior Credit Facility, Variable Revenue Bonds and Notes Payable have been capitalized as deferred financing costs and are being amortized over the lives of the debt instruments.

Goodwill

As part of the 1996 acquisition of Plaxicon, the Company recorded goodwill of $16,654,345 that, until January 1, 2002, was amortized over 25 years. In connection with the 1999 acquisition of the manufacturing division of United States Container Corporation, the Company recorded additional goodwill of $7,430,961.

The Company tests goodwill and other intangible assets with indefinite lives annually for impairment and found no instances of impairment of the recorded goodwill. The Company performed this testing assuming that the Company has only one reporting unit.

Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. If an asset is considered impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Management determines fair value using discounted future cash flow analysis or other accepted valuation techniques. The Company has not experienced impairments of long-lived assets during any of the periods presented in the accompanying condensed consolidated financial statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise from non-shareholder transactions impacting shareholders’ equity that are not included in the statements of income and are not reported as a separate component of equity. For the six-month periods ended June 30, 2010 and 2009, accumulated other comprehensive income includes one component: the net change in unrealized gain (loss) on investment securities.

Statements of Cash Flows

For purposes of reporting the statements of cash flows, LCI includes all cash accounts, excluding money market accounts embedded in marketable securities, which are not subject to withdrawal restrictions or penalties as cash on the accompanying consolidated balance sheets.

Income Taxes

LCI, with the consent of its shareholders, has elected to be taxed as an S Corporation under the Internal Revenue Code, pursuant to which LCI is not subject to Federal income taxes. LCI is subject to certain state taxes. The income of the LCI is taxed to its shareholders by inclusion in the respective shareholder’s income tax returns.

As a limited partnership, the taxable income or loss of LCLP is allocated and included in its partners’ tax returns, except for certain state taxes.

Plaxicon is a C Corporation and is, therefore, subject to income tax. Plaxicon recognizes deferred income taxes for the consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB clarified accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements are effective for fiscal years beginning after December 15, 2006.

In December 2008, the FASB permitted certain entities to defer the effective date to annual financial statements for fiscal years beginning after December 15, 2008.

The Company adopted the provisions on January 1, 2009. Previously, the Company had recorded for tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the guidance to all tax positions for which the statute of limitation remained open.

The adoption of this standard did not have a material impact on the Company’s financial statements. At June 30, 2010 and December 31, 2009, there was no liability for uncertain tax positions recorded on the accompanying consolidated balance sheets.

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable and accounts payable approximate their fair values based on their short-term maturities. The carrying values of long-term bank obligations approximate their fair values because the effective interest rates on those obligations reflect current market rates.

Freight

The Company records freight billed to customers as net sales, with freight costs recorded as cost of goods sold.

Research and Development

Research and Development expense was $335,878 and $340,631 for the six-month periods ended June 30, 2010 and 2009, respectively.

NOTE B—INVENTORIES

Inventory amounts as of June 30, 2010 and December 31, 2009, were as follows and include a reserve for slow-moving and obsolete inventories of $646,435 and $667,341, respectively, which is fully allocated to finished goods:

	2010	2009
Raw materials	$14,904,925	$13,408,610
Finished goods	15,674,582	17,248,331

	$30,579,507	$30,656,941

NOTE C—OTHER INTANGIBLE ASSETS

For the six-month periods ended June 30, 2010 and 2009, the Company recognized amortization expense of $204,936 and $204,930, respectively, on other intangibles, which consist of deferred financing costs and are scheduled to be fully amortized by 2015. The estimated useful lives are 5 to 24 years for deferred financing costs.

Deferred financing costs consisted of the following:

	June 30, 2010	December 31, 2009
Gross carrying amount	$3,138,519	$3,138,519
Accumulated amortization	(2,582,661)	(2,377,725)

Other intangibles, net	$555,858	$760,794

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

NOTE D—LONG-TERM DEBT

Long-term debt consists of the following at June 30, 2010 and December 31, 2009:

	2010	2009
Senior Credit Facility
Revolving Credit Loan	$103,938,000	$81,051,412
Term Note	82,579,507	82,579,507
Series A Notes Payable
Variable Revenue Bonds	7,080,000	7,080,000

	193,597,507	170,710,919
Less current maturities	(8,692,580)	(8,692,580)

Long-term debt less current maturities	$184,904,927	$162,018,339

Senior Credit Facility

In September 2007, the Senior Secured Credit Facility was amended to provide for a revolving credit loan up to $175,000,000 in the aggregate, which includes a $25,000,000 letter of credit sub-limit, and a $100,000,000 term loan. The amended Senior Secured Credit Facility bears interest at prime or the Eurodollar rate plus certain percentages based on the Company’s Leverage Ratio, as defined, at the Company’s option (1.31% and 1.20% at June 30, 2010 and December 31, 2009, respectively). Other terms and conditions were not materially changed.

The amended and extended Senior Secured Credit Facility is secured by the assets of the Company and matures September 30, 2012. The agreement provides for annual principal payments on the Term Loan based on Excess Cash Flow, as defined, and scheduled principal payments beginning September 30, 2009, as follows:

Payment date	Scheduled principal payment on Term Loan
September 30, 2010	$8,692,580
September 30, 2011	13,038,870
September 30, 2012	Remaining unpaid principal

At June 30, 2010 and December 31, 2009, the Company has utilized $10,630,077 of the current and former Senior Secured Credit Facilities for letters of credit. The letters of credit secure the Variable Revenue Bonds and workers’ compensation insurance deductibles. The Variable Revenue Bonds mature in 2015, and the balance is due at that time. Interest rates are determined weekly (0.33% and 0.25% at June 30, 2010 and December 31, 2009, respectively).

Loan Covenants

The current and former Senior Credit Facilities contain covenants customary for those types of agreements including, but not limited to, restrictions on additional indebtedness, repurchase of partnership units, capital expenditures, leverage ratio, disposition of assets, distributions to shareholders and restrictions on change in control of the Company. The most restrictive covenants are minimum consolidated tangible net worth and total funded indebtedness, as defined, to consolidated EBITDA. At June 30, 2010 and December 31, 2009, the Company was in compliance with all covenants.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

NOTE E—INCOME TAXES

The provision for income taxes for the six-month periods ended June 30, 2010 and 2009, is comprised of the following:

	2010	2009
Current
Federal	$658,100	$1,195,239
State	503,671	450,009

	1,161,771	1,645,248
Deferred
Federal	—	—
State	—	—

	—	—

	$1,161,771	$1,645,248

Temporary differences which give rise to the net deferred income tax liability as of June 30, 2010 and December 31, 2009, are as follows:

Deferred tax liability
Partnership basis	$(3,319,121)

Non-current deferred tax liability	$(3,319,121)

The difference between the Federal statutory tax rate and the Company’s effective rate is primarily due to Liquid Container’s income not being subject to all Federal and most state tax as it is a partnership.

The 2008 Plaxicon income taxes were reviewed by the Internal Revenue Service, the results of which provided for no material adjustments.

The following table reconciles the statutory tax rate to the effective tax rate for the six-month periods ended June 30:

	2010	2009
Statutory tax rate	34.00%	34.00%
Income not subject to Federal income tax	(29.25)	(30.20)
State income tax, net of Federal benefit	2.43	1.54
Other	(1.58)	0.30

Effective tax rate	5.60%	5.65%

NOTE F—SHAREHOLDERS’ EQUITY

LCI is a Delaware corporation formed on November 1, 1990, for the purpose of acting as managing general partner of LCLP. There are 20 shares of $0.01 par value, Class A voting common stock authorized, 4 shares issued and outstanding. Additionally, there are 980 shares of $0.01 par value, Class B non-voting common stock authorized, 196 shares issued and outstanding.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

LCLP is a Delaware limited partnership established on November 2, 1990, by LCI, a Delaware S Corporation, its managing general partner. There are 1,000,000 partnership units authorized and 888,495 outstanding at June 30, 2010 and December 31, 2009. Sales of units are for cash and, at times, notes collateralized by the partnership units. There were no notes receivable from partners as of June 30, 2010 and December 31, 2009.

NOTE G—COMMITMENTS AND CONTINGENCIES

Leases

The Company has operating leases for equipment and a number of its facilities as follows:

Location	Lease termination
West Chicago, IL
—Manufacturing facility	July 2016
—Warehouse facility	March 2015 with (2) three-year options
—Corporate headquarters	February 2012 with (1) five-year option
Racine, WI	September 2015 with (2) three-year options
Modesto, CA	April 2011 with (1) five-year option
Lexington, KY	April 2014 with (2) three-year options
Rancho Cucamonga, CA	July 2013
Mason, OH	October 2015 with (2) three-year options
Hammond, LA	December 2014 with (1) two-year option
Memphis, TN	June 2014 with (2) three-year options
Kansas City, MO	May 2012 with (3) two-year options

Lease and rental expense was $3,578,834 and $3,292,266 for the six-month periods ended June 30, 2010 and 2009, respectively.

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND DECEMBER 31, 2009

(Unaudited)

NOTE H—EMPLOYEE BENEFIT PLANS

The Company has a defined contribution retirement plan covering substantially all full-time employees of Liquid Container and Plaxicon who have completed at least one year of service. Contributions to the retirement plan, which are determined at the sole discretion of the Board of Directors, are accrued during the year based on management’s estimate of the contributions to be made for the year. The retirement plan also has a 401(k) provision for the benefit of employees. Contributions are made by employees through pretax reductions of their salaries. Liquid Container contributes $0.50 for each $1.00 of employee contribution to the retirement plan, up to 4% of eligible compensation. Matching contributions are accrued as incurred based on the level of employee contribution to the plan.

The Company has a performance unit plan for which certain senior managers of the Company are eligible to participate. Under the terms of the plan, the Board of Directors has the discretion to grant phantom partner units to key employees. Phantom partner units granted vest over four years if the Company achieves minimum return on investments targets. As of June 30, 2010 and December 31, 2009, 11,595 phantom units are outstanding. The Company has accrued for the fully vested value within salaries and wages.

NOTE I—RELATED PARTIES

During the six-month periods ended June 30, 2010 and 2009, the Company was charged approximately $300,000 by certain limited partners for management services.

NOTE J—SUBSEQUENT EVENTS

The Company evaluated subsequent events that have occurred after the balance sheet date through August 18, 2010, the date the financial statements were available to be issued. On August 9, 2010, Graham Packaging Company, Inc., through its subsidiary Graham Acquisition Corp. has entered into a purchase agreement with the Company and its partners to acquire the Company and its subsidiaries for total consideration of $568 million, subject to certain adjustments. The transaction is expected to close in 2010.

WCK-L HOLDINGS, INC.

BALANCE SHEETS

(Unaudited)

	As of June 30, 2010	As of December 31, 2009
ASSETS
CURRENT ASSETS
Cash	$86,337	$84,492
Dividend receivable	—	23,993

TOTAL ASSETS	$86,337	$108,485

LIABILITIES AND SHAREHOLDER’S EQUITY
Accrued income tax	$2,672	$6,502

SHAREHOLDER’S EQUITY
Common Stock	1	1
Additional Paid In Capital	83,664	101,982
Retained Earnings	—	—
Accumulated Other Comprehensive Income	—	—

TOTAL EQUITY	83,665	101,983

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$86,337	$108,485

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2010	2009
Dividend Income	$315,939	$253,581
Interest Income	320	15,263
Realized (Loss) on Marketable Securities	—	(574)

Total income	316,259	268,270
Operating Expenses	792	790

Earnings before taxes	315,467	267,480
Income tax expense	8,785	10,498

NET INCOME	$306,682	$256,982

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE SIX MONTHS ENDING JUNE 30, 2010 AND 2009

(Unaudited)

	Common Stock		APIC	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
	Shares	Amount
Shareholder’s Equity, January 1, 2009	100	$1	$104,199	$1,295,420	$(8,767)	$1,390,853
Net Income	—	—	—	256,982	—	256,982
Distribution to Shareholder	—	—	—	(400,000)	—	(400,000)
Change in Accumulated Other Comprehensive Income	—	—	—	—	10,952	10,952

Shareholder’s Equity, June 30, 2009	100	$1	$104,199	$1,152,402	$2,185	$1,258,787

Shareholder’s Equity, January 1, 2010	100	$1	$101,982	$—	$—	$101,983
Net Income	—	—	—	306,682	—	306,682
Distribution to Shareholder	—	—	(18,318)	(306,682)	—	(325,000)

Shareholder’s Equity, June 30, 2010	100	$1	$83,664	$—	$—	$83,665

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2010	2009
Cash flows from operating activities
Net Income	$306,682	$256,982
Realized Losses (Gains) on Marketable Securities	—	574
Changes in assets and liabilities
Decrease in dividend receivable	23,993	36,754
Decrease in interest receivable	—	2,897
Increase (Decrease) in accrued income tax	(3,830)	2,013

Net cash provided by operating activities	326,845	299,220

Cash flows from investing activities
Purchases of marketable securities	—	(820,217)
Proceeds from sale of marketable securities	—	902,923

Net cash provided by investing activities	—	82,706

Cash flows from financing activities
Distributions to Shareholder	(325,000)	(400,000)

Net cash used in financing activities	(325,000)	(400,000)
Increase (decrease) in cash	1,845	(18,074)
Cash at beginning of year	84,492	75,562

Cash at end of period	$86,337	$57,488

Supplemental disclosure of cash flow information
Cash paid during the year for income tax	$12,615	$8,485

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

JUNE 30, 2010 AND 2009

NOTE A—GENERAL

In the opinion of management, the accompanying unaudited financial statements of WCK-L Holdings, Inc. (the “Company”) include all normal and recurring adjustments necessary for a fair presentation of our financial position as of June 30, 2010 and December 31, 2009, and the results of our operations and our cash flows for the six months June 30, 2010 and 2009, and are in accordance with United States generally accepted accounting principles (“GAAP”).

The results of operations for any interim period are not necessarily indicative of the results for the full year. The accompanying financial statements should be read in conjunction with the audited annual consolidated financial statements and the notes thereto for the years ended December 31, 2009 and 2008.

NOTE B—ORGANIZATION AND NATURE OF BUSINESS

The Company, a Delaware S-Corporation, was formed on November 8, 1990, for the purpose investing in and acting as a general partner for Liquid Container, LP (“LCLP”) and other general investing activities.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all cash and short-term investments, excluding money market accounts that are embedded in marketable securities, with an original maturity of three months or less when purchased to be cash and cash equivalents.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 as of June 30, 2010 and December 31, 2009. The uninsured balance aggregated to $-0- at June 30, 2010 and December 31, 2009, respectively. Cash is deposited with financial institutions that management believes are creditworthy. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

Investment Securities

The Company’s investment portfolio consists of investments in corporate and governmental agencies and municipal bonds. The Company has evaluated its investment portfolio and classified all investment securities as available-for-sale. Investments determined to be available-for sale are measured at fair value, with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss). Gains and losses on the sale of such securities are determined using the specific identification method. The Company distributed in kind all of its investment securities in December 2009 to its sole shareholder.

Cost Method Investments

The Company has a 1.1255% investment in LCLP representing 10,000 units with an original cost of $94,200 that is accounted for using the cost method as the Company does not have significant influence and the investment is not marketable. Dividends received from LCLP that are distributed from net accumulated earnings of the investee are recorded as dividend income. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. As of June 30, 2010 and December 31, 2009, the investment in LCLP is $-0-.

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND 2009

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amounts of these financial instruments approximate their fair value due to the short-term maturities of these assets.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise from non-shareholder transactions impacting shareholder’s equity that are not included in the statements of income and are not reported as a separate component of equity. For the six months ended June 30, 2010 and 2009, accumulated other comprehensive income includes one component: the net change in unrealized gain (loss) on investment securities. Comprehensive income of $306,682 and $267,934 for the six months ended June 30, 2010 and 2009, respectively, includes net income and net change in unrealized gain (loss) on investment securities.

Statements of Cash Flows

For purposes of reporting the statement of cash flows, the Company includes all cash accounts, excluding the money market accounts embedded in marketable securities, which are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheets.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed as an S Corporation under the Internal Revenue Code, pursuant to which the Company is not subject to federal or state income taxes. The income of the Company is allocated and taxed to its stockholder by inclusion in their respective individual income tax returns. Accordingly, the provision for income taxes, as presented in the accompanying statements of income, consists of entity level state taxes payable by S Corporations. Additionally, there are no deferred taxes provided for temporary differences between tax and financial reporting bases of assets and liabilities.

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) clarified guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted this guidance on January 1, 2009. Previously, the Company recorded tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognized the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Due to the election of Subchapter S, the adoption of this guidance did not have a material impact on the Company’s financial statements. At June 30, 2010 and December 31, 2009 there were no liabilities for uncertain tax positions recorded on the accompanying balance sheets.

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)—continued

JUNE 30, 2010 AND 2009

contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE D—EQUITY

The Company is a Delaware S Corporation and was established on November 8, 1990. There are 1,000 shares of common stock authorized and 100 shares outstanding at a par value of $0.01 as of June 30, 2010 and December 31, 2009. Sales of shares are for cash.

Total distributions for the six months ended June 30, 2010, were $325,000, which were allocated $306,682 from retained earnings and $18,318 from additional paid-in capital. Distributions for the six months ended June 30, 2009, were $400,000.

NOTE E—RELATED PARTY TRANSACTIONS

The Company is an investor and general partner in LCLP. The Company has recorded dividend income from LCLP of $315,939 and $253,581 for the six months ended June 30, 2010 and 2009 respectively. At June 30, 2010 and December 31, 2009, the Company had $-0- and $23,993 respectively, of accrued dividend receivables from LCLP.

Accounting services are provided by a related party without charge.

NOTE F—SUBSEQUENT EVENTS

The Company evaluated subsequent events that have occurred after the balance sheet date through August 11, 2010, the date the financial statements were available to be issued. On August 9, 2010, Graham Packaging Company, Inc., through its subsidiary Graham Acquisition Corp. has entered into a purchase agreement with the Company and its partners to acquire the Company and its subsidiaries for total consideration of $568 million, subject to certain adjustments. The transaction is expected to close in 2010.

CPG-L HOLDINGS, INC.

BALANCE SHEETS

(Unaudited)

	As of June 30, 2010	As of December 31, 2009
ASSETS
CURRENT ASSETS
Cash	$36,367	$69,247
Interest Receivable	—	1
Dividend Receivable	—	14,396

TOTAL ASSETS	$36,367	$83,644

LIABILITIES AND SHAREHOLDER’S EQUITY
Accrued Taxes Payable and other	$1,509	$3,009

SHAREHOLDER’S EQUITY
Common Stock	1	1
Additional Paid-in Capital	34,857	49,564
Retained Earnings	—	31,070

TOTAL EQUITY	34,858	80,635

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$36,367	$83,644

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENTS OF INCOME

(Unaudited)

	For the Six Months Ended June 30,
	2010	2009
Dividend Income	$188,786	$151,726
Interest Income	4	383

Total income	188,790	152,109
Operating Expenses
Bank fees	190	163
Other Expense	—	1,004

Total operating expenses	190	1,167

Earnings before taxes	188,600	150,942

Income tax expense	4,377	1,700

NET INCOME	$184,223	$149,242

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(Unaudited)

FOR THE SIX MONTHS ENDING JUNE 30, 2009 AND 2010

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Equity
	Shares	Amount
Balance at December 31, 2008	100	$1	$66,519	$1,783,803	$1,850,323
Net Income	—	—	—	149,242	149,242
Dividend to Shareholder	—	—	(16,955)	(1,933,045)	(1,950,000)

Balance at June 30, 2009	$100	$1	$49,564	$—	$49,565

Balance at December 31, 2009	100	$1	$49,564	$31,070	$80,635
Net Income	—	—	—	184,223	184,223
Dividend to Shareholder	—	—	(14,707)	(215,293)	(230,000)

Balance at June 30, 2010	$100	$1	$34,857	$—	$34,858

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net Income	$184,223	$149,242
Changes in assets and liabilities
Decrease in Dividend Receivable	14,396	22,052
Decrease in Interest Receivable	1	191
Decrease in Accrued taxes Payable and Other	(1,501)	(1,494)

Net cash provided by operating activities	197,119	169,991

Cash flows from financing activities
Dividends	(230,000)	(1,950,000)

Net cash used in financing activities	(230,000)	(1,950,000)

Decrease in cash	(32,881)	(1,780,009)
Cash at beginning of year	69,247	1,831,302

Cash at end of period	$36,366	$51,293

Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$5,877	$3,194

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A—GENERAL

In the opinion of management, the accompanying unaudited financial statements of CPG-L Holdings, Inc. (the “Company”) include all normal and recurring adjustments necessary for a fair presentation of the Company’s financial position as of June 30, 2010, and the results of operations and cash flows for the six months ended June 30, 2010 and 2009, and are in accordance with United States generally accepted accounting principles (“GAAP”).

The results of operations for any interim period are not necessarily indicative of the results for the full year. The accompanying financial statements should be read in conjunction with the audited annual consolidated financial statements and the notes thereto for the year ended December 31, 2009 and 2008.

NOTE B—ORGANIZATION AND NATURE OF BUSINESS

The Company, a Delaware S-Corporation, was formed on November 8, 1990, for the purpose investing in and acting as a general partner for Liquid Container, LP (“LCLP”).

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all cash and short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 as of June 30, 2010 and December 31, 2009. The uninsured balance aggregated to $-0- at June 30, 2010 December 31, 2009, respectively. Cash is deposited with financial institutions that management believes are creditworthy. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

Fair Value Measurements

The Company’s financial statements consist of cash and accrued receivables. The Carrying amounts of these financial instruments approximate their fair value due to the short-term maturities of these assets.

Cost Method Investments

The Company has 0.6753% investment in LCLP that is accounted for under the cost method. The Company does not have significant influence and the investment is not marketable. Dividends received from LCLP that are distributed from net accumulated earnings of LCLP are recorded as dividend income. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. As of June 30, 2010 and December 31, 2009, the investment in LCLP is $-0-.

Statements of Cash Flows

For purposes of reporting the statement of cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheets.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS—continued

Income Taxes

The Company, with the consent of its shareholder, has elected to be taxes as an S Corporation under the Internal Revenue Code, pursuant to which the Company is not subject to federal or state income taxes. The income of the Company is allocated and taxed to its shareholder by inclusion in his respective individual income tax return. Accordingly, the provision for income taxes, as presented in the accompanying statements of income, consists of entity-level state taxes payable by S Corporations. Additionally, there are no deferred taxes provided for temporary differences between tax and financial reporting bases of assets and liabilities.

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) clarified accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted the provisions for accounting for uncertain tax positions on January 1, 2009. Previously, the Company recorded tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognized the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Due to the election of Subchapter S, the adoption of this guidance did not have a material impact on the Company’s financial statements. At June 30, 2010 and December 31, 2009, there was no liability for uncertain tax positions recorded on the accompanying balance sheet.

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS—continued

NOTE D—EQUITY

The Company is a Delaware S Corporation and was established on November 8, 1990. There are 1,000 shares of common stock authorized and 100 shares outstanding at a par value of $0.01 as of June 30, 2010 and December 31, 2009. Total distributions for the six months ended June 30, 2010 and 2009 was $230,000 and $1,950,000, respectively, which was allocated as $215,293 from retained earnings and $14,707 from additional paid-in capital for the six months ended June 30, 2010 and $1,933,045 from retained earnings and $16,955 from additional paid-in capital for the six months ended June 30, 2009.

NOTE E—RELATED PARTY TRANSACTIONS

The Company is an investor and general partner in LCLP. The Company has recorded dividend income from LCLP of $188,786 and $151,726 for the six months ended June 30, 2010 and 2009, respectively. At June 30, 2010 the Company had no accrued dividend receivables from LCLP.

Accounting services are provided by a related party without charge.

NOTE F—SUBSEQUENT EVENTS

The Company evaluated its June 30, 2010 financial statements for subsequent events that have occurred after the balance sheet date through August 11, 2010, the date the financial statements were available to be issued. On August 9, 2010, Graham Packaging Company, Inc., through its subsidiary Graham Acquisition Corp. has entered into a purchase agreement with the Company and its partners to acquire the Company and its subsidiaries for total consideration of $568 million, subject to certain adjustments. The transaction is expected to close in 2010.